September 25,
2000




Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner &
     Smith Incorporated
4 World Financial Center, Floor 15
New York, New York  10080

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York  10017

Banc of America Securities LLC
100 North Tryon Street
Charlotte, N.C.  28255
Attention:  Debt Financing Group/
Medium-Term Note Dept.

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Lehman Brothers Inc.
3 World Financial Center
Ninth Floor
New York, New York  10285
Attn: MTN Desk


Ladies & Gentlemen:

          International Lease Finance Corporation, a California corporation (the "Company"), has entered into a Distribution Agreement, dated March 19, 1999 (the "Distribution Agreement"), with you with respect to the issuance and sale by the Company of up to an aggregate principal amount of $750,000,000 of Medium-Term Notes,
Series K (the "Notes"), due from nine months to 30 years from the date of issue. The Company proposes to increase the aggregate principal amount of the Notes that can be issued to $1,075,000,000.
The Company desires to amend the Distribution Agreement to provide that it shall apply to the additional aggregate principal amount of the Notes to be issued.

          Accordingly, this will confirm the Company's agreement with you that Schedule I attached to the Distribution Agreement is hereby amended and restated as provided in Schedule I attached hereto and that Exhibit A to the Distribution Agreement is hereby amended and restated as provided in Exhibit A attached hereto.
All
references to the Notes in the Distribution Agreement shall hereinafter refer to the $1,075,000,000 aggregate principal amount of the Notes.

          Except as provided in the preceding paragraph, the terms and conditions of the Distribution Agreement shall remain in full force and effect.



          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among you and the Company.

                                   Very truly yours,

                                   INTERNATIONAL LEASE FINANCE
                                   CORPORATION

                              By: /s/ Alan H. Lund
                                 ---------------------------------
-----
                                   Name: Alan H. Lund
                                        Title: Executive Vice
President,
                                        Co-Chief Operating Officer
and
                                        Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written:

MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED                    BANC OF AMERICA SECURITIES
LLC

By: /s/ Diane Kenna                    By:/s/ Lily Chang
-------------------------------         --------------------------
-----
    Name:  Diane Kenna                    Name:  Lily Chang
    Title: Authorized Signatory           Title: Principal

SALOMON SMITH BARNEY INC.

By: /s/ Martha D. Bailey               /s/ Goldman, Sachs & Co.
--------------------------------       ---------------------------
---
   Name:  Martha D. Bailey                 Goldman, Sachs & Co.
   Title:  First Vice President

MORGAN STANLEY & CO. INCORPORATED     LEHMAN BROTHERS INC.

By: /s/ Harold J. Hendershot III      By:/s/ Martin Goldberg
---------------------------------     ----------------------------
---
    Name:  Harold J. Hendershot III       Name:  Martin Goldberg
    Title:  Vice President                Title:  Senior Vice
                                                  President

CHASE SECURITIES INC.

By: /s/ Peter R. Brown
--------------------------------
   Name:  Peter R. Brown
   Title:  Vice President

                            SCHEDULE I


Registration Statement No. 333-74095

Amount of the Notes:  $1,075,000,000

Amount of the Securities:  $2,000,000,000



          The Company agrees to pay Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Chase Securities Inc., Banc of America Securities LLC, Goldman, Sachs & Co. and Lehman Brothers Inc. (individually, an "Agent") a commission equal to the following percentage of the principal amount of each Note sold by such Agent:

     Term                                         Commission Rate

     From 9 months to less than one year               .125%
     From one year to less than 18 months              .150%
     From 18 months  to  less  than 2 years            .200%
     From 2 years to less than 3 years                 .250%
     From 3 years to less than 4 years                 .350%
     From 4 years to less than 5 years                 .450%
     From 5 years to less than 6 years                 .500%
     From 6 years to less than 7 years                 .550%
     From 7 years to less than 10 years                .600%
     From 10 years to less than 15 years               .625%
     From 15 years to less than 20 years               .700%
     From 20 years to 30 years                         .750%

Address for Notice to Agents:

Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
4 World Financial Center, Floor 15
New York, New York  10080
Attention:  MTN Product Management
Telecopy number:  (212) 449-2234
Telephone number: (212) 449-7476

Salomon Smith Barney Inc
388 Greenwich Street
New York, New York  10013
Attention:  Medium-Term Note Department
Telecopy number:  (212) 783-2274
Telephone number: (212) 783-7000

Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York  10036
Attention:  Manager - Continuously Offered Products
Telecopy number:  (212) 761-0780
Telephone number:  (212) 761-2000

     with a copy to:

     Morgan Stanley & Co. Incorporated
     1585 Broadway, 29th Floor
     New York, New York  10036
     Attention:  Peter Cooper, Investment Banking
                      Information Center
     Telecopy number:  (212) 761-0260
     Telephone number:  (212) 761-8385

Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York  10017
Attention:  Medium-Term Note Department
Telecopy number:
Telephone number:

Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255
Attention:  Debt Financing Group/Medium Term Note Dept.
Telecopy number:  (704) 388-9939
Telephone number: (704) 386-7800

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004
Attention:  Medium-Term Note Desk
Telecopy number: (212) 902-3000
Telephone number: (212) 902-1000

Lehman Brothers Inc.
3 World Financial Center, 9th Floor
New York, New York  10285
Attention:  MTN Desk
Telecopy number:  (212) 526-1532
     Telephone number:  (212) 526-8400

Securities to be delivered by book-entry transfer.



                             EXHIBIT A

            MEDIUM-TERM NOTE ADMINISTRATIVE PROCEDURES

                            [ATTACHED]

                 MEDIUM-TERM NOTE ADMINISTRATIVE
        PROCEDURES FOR FIXED RATE AND FLOATING RATE NOTES
                (Dated as of September 25, 2000)

          Medium-Term Notes, Series K (the "Notes"), in the aggregate principal amount of up to U.S. $1,075,000,000 are to be offered on a continuing basis by International Lease Finance Corporation (the "Company") through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Chase Securities Inc., Banc of America Securities LLC, Goldman, Sachs & Co. and Lehman Brothers Inc., who, as agents (each an "Agent," and, collectively, the "Agents"), have agreed to use their best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

          The Notes are being sold pursuant to a Distribution Agreement, dated March 19, 1999 (the "Distribution Agreement"), as amended through September 25, 2000, by and between the Company and the Agents. The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of November 1, 1991, between the Company and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as trustee (the "Trustee"). A Registration Statement (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus Supplement." The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement."

          The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

          General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

               PART I:   PROCEDURES OF GENERAL
                         APPLICABILITY

Date of Issuance/
Authentication:          Each Note will be dated as of the date
                         of its authentication by the Trustee.
                         Each Note shall also bear an original
                         issue date (the "Original Issue Date").
                         The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:              Each Note will mature on a date selected
                         by the purchaser and agreed to by the
                         Company which is not less than nine
                         months from its Original Issue Date;
                         provided, however, that Notes bearing
                         interest at rates determined by
                         reference to selected indices ("Floating
                         Rate Notes") will mature on an Interest
                         Payment Date.

Registration:            Notes will be issued only in fully
                         registered form.

Calculation of Interest: In the case of Notes bearing interest at fixed rates ("Fixed Rate Notes")
                         interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months. In the case of Floating Rate Notes, interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360 for CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, Prime Rate or LIBOR Notes and on the basis of the actual number of days in the interest period divided by the actual number of days in the year for CMT Rate or Treasury Rate Notes.

Acceptance and
Rejection of Offers:     The Company shall have the sole right to
                         accept offers to purchase Notes from the Company and may reject any such offer in whole or in part. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes through it in whole or in part.

Preparation of Pricing   If any offer to purchase a Note is
Supplement:              accepted by the Company, the Company,
                         with the assistance of the Agent which
                         presented such offer (the "Presenting
                         Agent"), will prepare a Pricing
                         Supplement reflecting the terms of such
                         Note and file such Pricing Supplement
                         relating to the Notes and the plan of
                         distribution thereof, if changed (the
                         "Supplemented Prospectus"), with the
                         Commission in accordance with Rule 424
                         under the Securities Act of 1933, as
                         amended (the "Act").  The Presenting
                         Agent will cause a stickered
                         Supplemented Prospectus to be delivered
                         to the purchaser of the Note.

                         In addition, the Company shall deliver
                         each completed Pricing Supplement, via
                         next day mail or telecopy to arrive no
                         later than 11:00 A.M. on the Business
                         Day following the trade date, to the
                         Presenting Agent at the following
                         locations:

                         If to Merrill Lynch & Co.:

                              Merrill Lynch & Co.,
                              Merrill Lynch, Pierce, Fenner &
                              Smith Incorporated
                              Tritech Services
                              44-B Colonial Drive
                              Piscataway, NJ  08854
                              Attn:  Final Prospectus Unit/
                                  Nachman Kimerling
                              Telephone:     (732) 885-2768
                              Telecopy: (732) 885-2774/2775/2776

                              also, for record keeping purposes,
                              please send a copy to:

                              Merrill Lynch & Co.,
                              Merrill Lynch, Pierce, Fenner &
                              Smith Incorporated
                              Merrill Lynch World Headquarters
                              4 World Financial Center, Floor 15
                              New York, NY 10080
                              Attn:  MTN Product Management
                              Telephone:     (212) 449-3780
                              Telecopy: (212) 449-2234

                         If to Salomon Smith Barney Inc.:

                              Salomon Smith Barney Inc.
                              Attention:  Annabelle Avila
                              140 58th Street, 8th Floor
                              Brooklyn, New York 11220
                              Telephone:     (718) 765-6725
                              Telecopy: (718) 765-6734

                         If to Morgan Stanley & Co. Incorporated:

                              Morgan Stanley and Co. Incorporated
                              1585 Broadway
                              2nd Floor
                              New York, New York  10036
                              Attention:  Medium-Term Notes
                                     Trading Desk/
                                     Carlos Cabrera
                              Telephone:     (212) 761-2000
                              Telecopy: (212) 761-0780

                         If to Chase Securities Inc.:

                              Chase Securities Inc.
                              270 Park Avenue, 8th Floor
                              New York, New York  10017
                              Attn:  Medium-Term Note Desk
                              Telephone:     (212) 834-4421
                              Telecopy: (212) 834-6081

                         If to Banc of America Securities LLC:

                              Banc of America Securities LLC
                              100 North Tryon Street
                              Charlotte, N.C.  28255
                              Attention:  Debt Financing
                              Group/Medium-Term Note Department
                              Telecopy number:  (704) 388-9939
                              Telephone number: (704) 386-7800

                         If to Goldman, Sachs & Co.:

                              Goldman, Sachs & Co.
                              85 Broad Street, 27th Floor
                              New York, New York  10004
                              Attention:  Medium Term Note
                                     Desk/Patti Parisi, Karen
                                     Robertson
                              Telephone:     (212) 902-1482
                              Telecopy: (212) 902-0658

                         If to Lehman Brothers Inc.:

                              Lehman Brothers Inc.
                              c/o ADP
                              Prospectus Services
                              536 Broadhollow Road
                              Melville, New York 11747
                              Attn:  Mike Ward
                              Telecopy: (516) 249-7942
                              Telephone:     (516) 254-7106

                              also for record keeping purposes,
                              please send a copy to:

                              Lehman Brothers Inc.
                              Ninth Floor
                              3 World Financial Center
                              New York, New York  10285-0900
                              Attention:  Brunnie Vazquez
                              Telephone:     (212) 526-8400
                              Telecopy: (212) 528-7035

                         In each instance that a Pricing
                         Supplement is prepared, the Agents will
                         affix the Pricing Supplement to
                         Supplemented Prospectuses prior to their use. Outdated Pricing Supplements, and the Supplemented Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:              The receipt of immediately available
                         funds by the Company in payment for a
                         Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement." Offers accepted by the Company will be settled from three to five Business Days after the Company's acceptance of the offer, or at a time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to
                         Book-Entry Notes and Certificated Notes, respectively. If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement
                         Procedures Timetable," such offer shall
                         not be settled until the Business Day
                         following the completion of settlement
                         procedures A and B or such later date as the purchaser and the Company shall agree.

                         In the event of a purchase of Notes by
                         any Agent as principal, appropriate
                         settlement details will be as agreed
                         between the Agent and the Company
                         pursuant to the applicable Terms
                         Agreement.

Procedure for Changing
Rates or Other Variable  When a decision has been reached to
Terms: change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase at a new interest rate or new variable term, the Company, the Presenting Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures."

Suspension of
Solicitation; Amendment  The Company may instruct the Agents to
or Supplement:           suspend solicitation of purchases at any
                         time. Upon receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. If the Company decides to amend the Registration Statement
                         (including incorporating any documents
                         by reference therein) or supplement any
                         of such documents (other than to change
                         rates or other variable terms), it will
                         promptly advise the Agents and will
                         furnish the Agents and their counsel
                         with copies of the proposed amendment
                         (including any document proposed to be
                         incorporated by reference therein) or
                         supplement.  One copy of such filed
                         document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following respective addresses:

                              Merrill Lynch & Co.
                              Merrill Lynch, Pierce, Fenner &
                              Smith Incorporated
                              4 World Financial Center, Floor 15
                              New York, New York  10080
                              Attention:  MTN Product Management

                              Salomon Smith Barney Inc.
                              388 Greenwich Street
                              New York, New York  10013
                              Attention:  Medium-Term Note
                              Department

                              Morgan Stanley & Co. Incorporated
                              1585 Broadway, 2nd Floor
                              New York, New York  10036
                              Attention:  Manager - Continuously
                                     Offered Products

                              Chase Securities Inc.
                              270 Park Avenue, 8th Floor
                              New York, New York  10017
                              Attention:  Medium-Term Note Desk

                              Banc of America Securities LLC
                              100 North Tryon Street
                              Charlotte, N.C.  28255
                              Attention:  Debt Financing
                              Group/
                              Medium-Term Note Department

                              Goldman, Sachs & Co.
                              85 Broad Street, 27th Floor
                              New York, New York  10004
                              Attention:  Medium Term Note
                                     Desk/Patti Parisi, Karen
                                     Robertson

                              Lehman Brothers Inc.
                              9th Floor
                              3 World Financial Center
                              New York, New York  10285-0900
                              Attention:  MTN Desk

                         In the event that at the time the
                         solicitation of offers to purchase from
                         the Company is suspended (other than to
                         change interest rates or other variable
                         terms) there shall be any orders
                         outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:  A copy of the most recent Prospectus,
                         Prospectus Supplement and Pricing
                         Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or his agent and (b) the delivery of Notes to a customer or his agent.

Authenticity of          The Agents will have no obligations or
Signatures:              liability to the Company or the Trustee
                         in respect of the authenticity of the
                         signature of any officer, employee or
                         agent of the Company or the Trustee on
                         any Note.

Documents Incorporated
by Reference:            The Company shall supply the Agents with
                         an adequate supply of all documents
                         incorporated by reference in the
                         Registration Statement.

Business Day:            "Business Day" means any day that is not
                         a Saturday or Sunday, and that, in The
                         City of New York (and with respect to
                         LIBOR Notes, the City of London), is
                         neither a legal holiday nor a day on
                         which banking institutions are
                         authorized or required by law to close.
                         For Notes the payment of which is to be
                         made in a currency other than U.S.
                         dollars or composite currencies (such
                         currency or composite currency in which
                         a Note is denominated is the "Specified
                         Currency"), a Business Day will not be a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency (or, in the case of EUROs), is not a day that the TARGET
                         System ( as defined below) is not open.
                         However, with respect to Notes for which LIBOR is an applicable Interest Rate
                         Basis, the day must be also be a London
                         Business Day (as defined below).
                         "London Business Day" means (i) if the
                         currency (including composite
                         currencies) specified in the applicable
                         Pricing Supplement as the currency (the
                         "Index Currency") for which LIBOR is
                         calculated is other than any day on
                         which dealings in the Index Currency are transacted in the London interbank market or (ii) if the Index Currency is the EURO, is not a day on which payments in EURO cannot be settled in the TARGET
                         System.  If no currency or composite
                         currency is specified in the applicable
                         Pricing Supplement, the Index Currency
                         shall be U.S. dollars.  "Principal
                         Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of the Notes is to be made or, solely with respect to the calculation of LIBOR, the Index
                         Currency.  "TARGET System" means the
                         Trans-European Automated Real-time Gross
                         Settlement Express Transfer System.

               PART II:  PROCEDURES FOR NOTES ISSUED IN BOOK-
                         ENTRY FORM

          In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                All Fixed Rate Notes issued in book-
                         entry form having the same Original
                         Issue Date, interest rate and Stated
                         Maturity (collectively, the "Fixed Rate
                         Terms") will be represented initially by a single global security in fully registered form without coupons (each, a "Book-Entry Note"); and all Floating
                         Rate Notes issued in book-entry form
                         having the same Original Issue Date,
                         base rate upon which interest may be
                         determined (each, a "Base Rate"), which
                         may be the Commercial Paper Rate, the
                         Treasury Rate, LIBOR, the CD Rate, the
                         CMT Rate, the Eleventh District Cost of
                         Funds Rate, the Federal Funds Rate, the
                         Prime Rate, any other rate set forth by
                         the Company, Initial Interest Rate,
                         Index Maturity, Spread or Spread
                         Multiplier, if any, the minimum interest rate, if any, the maximum interest rate, if any, and the Stated Maturity
                         (collectively, "Floating Rate Terms")
                         will be represented initially by a
                         single Book-Entry Note.

                         Each Book-Entry Note will be dated and
                         issued as of the date of its
                         authentication by the Trustee.  Each
                         Book-Entry Note will bear an Interest
                         Accrual Date, which will be (a) with
                         respect to an original Book-Entry Note
                         (or any portion thereof), its Original
                         Issue Date and (b) with respect to any
                         Book-Entry Note (or portion thereof)
                         issued subsequently upon exchange of a
                         Book-Entry Note or in lieu of a
                         destroyed, lost or stolen Book-Entry
                         Note, the most recent Interest Payment
                         Date to which interest has been paid or
                         duly provided for on the predecessor
                         Book-Entry Note or Notes (or if no such
                         payment or provision has been made, the
                         Original Issue Date of the predecessor
                         Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent any Note issued in certificated form.

Identification:          The Company has arranged with the CUSIP
                         Service Bureau of Standard & Poor's
                         Corporation (the "CUSIP Service Bureau") for the reservation of approximately 900
                         CUSIP numbers which have been reserved
                         for and relating to Book-Entry Notes and the Company has delivered to the Trustee and DTC such list of such CUSIP numbers.
                         The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry
                         Notes.  The Trustee will notify the
                         Company at any time when fewer than 100
                         of the reserved CUSIP numbers remain
                         unassigned to Book-Entry Notes, and, if
                         it deems necessary, the Company will
                         reserve additional CUSIP numbers for
                         assignment to Book-Entry Notes.  Upon
                         obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) and otherwise required to be represented by the same Global
                         Certificate will instead be represented
                         by two or more Global Certificates which shall all be assigned the same CUSIP number.

Registration:            Each Book-Entry Note will be registered
                         in the name of Cede & Co., as nominee
                         for DTC, on the register maintained by
                         the Trustee under the Indenture.  The
                         beneficial owner of a Note issued in
                         book-entry form (i.e., an owner of a
                         beneficial interest in a Book-Entry
                         Note) (or one or more indirect
                         participants in DTC designated by such
                         owner) will designate one or more
                         participants in DTC (with respect to
                         such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:               Transfers of a Book-Entry Note will be
                         accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:               The Trustee may deliver to DTC and the
                         CUSIP Service Bureau at any time a
                         written notice specifying (a) the CUSIP
                         numbers of two or more Book-Entry Notes
                         Outstanding on such date that represent
                         Book-Entry Notes having the same Fixed
                         Rate Terms or Floating Rate Terms, as
                         the case may be, (other than Original
                         Issue Dates) and for which interest has
                         been paid to the same date; (b) a date,
                         occurring at least 30 days after such
                         written notice is delivered and at least
                         30 days before the next Interest Payment
                         Date for the related Notes issued in
                         book-entry form, on which such Book-
                         Entry Notes shall be exchanged for a
                         single replacement Book-Entry Note; and
                         (c) a new CUSIP number, obtained from
                         the Company, to be assigned to such
                         replacement Book-Entry Note.  Upon
                         receipt of such a notice, DTC will send
                         to its participants (including the
                         Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-
                         Entry Notes to be exchanged will no
                         longer be valid.  On the specified
                         exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-
                         Entry Note bearing the new CUSIP number
                         and the CUSIP numbers of the exchanged
                         Book-Entry Notes will, in accordance
                         with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent
                         $200,000,000 of principal amount of the
                         exchanged Book-Entry Notes and an
                         additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (See "Denominations" below).

Denominations:           All Notes issued in book-entry form will
                         be denominated in U.S. dollars.  Notes
                         issued in book-entry form will be issued in denominations of $1,000 and any larger denomination which is an integral multiple of $1,000. Book-Entry Notes will be denominated in principal amounts not in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies). If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Book-Entry Note, then one Book-Entry Note will be issued to represent $200,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-
                         Entry Note or Notes will be issued to
                         represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Interest:                General.  Interest on each Note issued
                         in book-entry form will accrue from the
                         Interest Accrual Date of the Book-Entry
                         Note representing such Note.  Each
                         payment of interest on a Note issued in
                         book-entry form will include interest
                         accrued through and including the day
                         preceding, as the case may be, the
                         Interest Payment Date (provided that in
                         the case of Floating Rate Notes which
                         reset daily or weekly, interest payments will include interest accrued to and including the Regular Record Date immediately preceding the Interest
                         Payment Date), or the Stated Maturity
                         (the date on which the principal of a
                         Note becomes due and payable as provided in the Indenture, whether at the Stated
                         Maturity or by declaration of
                         acceleration, redemption, repayment or
                         otherwise is referred to herein as the
                         "Maturity").  Interest payable at
                         Maturity of a Note issued in book-entry
                         form will be payable to the Person to
                         whom the principal of such Note is
                         payable.  DTC will arrange for each
                         pending deposit message described under
                         Settlement Procedure C below to be
                         transmitted to Standard & Poor's which
                         will use the information in the message
                         to include certain terms of the related
                         Book-Entry Note in the appropriate daily bond report published by Standard &
                         Poor's.

                         Regular Record Dates.  Unless otherwise
                         specified in the applicable Pricing
                         Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Note or a Floating Rate Note shall be the close of business on the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

                         Interest Payment Dates.  Interest
                         payments will be made on each Interest
                         Payment Date commencing with the first
                         Interest Payment Date following the
                         Original Issue Date; provided, however,
                         the first payment of interest on any
                         Book-Entry Note originally issued
                         between a Regular Record Date and an
                         Interest Payment Date will occur on the
                         Interest Payment Date following the next
                         Regular Record Date.

                         If an Interest Payment Date with respect to any Floating Rate Note issued in book-entry form would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a London Business Day.

                         Fixed Rate Notes.  Unless otherwise
                         specified in the applicable Pricing
                         Supplement, interest payments on Fixed
                         Rate Notes issued in book-entry form
                         will be made semi-annually on April 15
                         and October 15 of each year and at
                         Maturity.

                         Floating Rate Notes.  Interest payments
                         on Floating Rate Notes issued in book-
                         entry form will be made as specified in
                         the Floating Rate Note.

                         Notice of Interest Payments and Regular
                         Record Dates. On the first Business Day of March, June, September and December of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Floating Rate Notes issued in book-entry form. Promptly after each Interest
                         Determination Date for Floating Rate
                         Notes issued in book-entry form, the
                         Trustee will notify Standard & Poor's of the interest rates determined on such Interest Determination Date.

Payments of Principal
and Interest:            Payments of Interest Only.  Promptly
                         after each Regular Record Date, the
                         Trustee will deliver to the Company and
                         DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following
                         Interest Payment Date (other than an
                         Interest Payment Date coinciding with
                         Maturity) and the total of such amounts.
                         DTC will confirm the amount payable on
                         each Book-Entry Note on such Interest
                         Payment Date by referring to the daily
                         bond reports published by Standard &
                         Poor's.  On such Interest Payment Date,
                         the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment".

                         Payments at Maturity.  On or about the
                         first Business Day of each month, the
                         Trustee will deliver to the Company and
                         DTC a written list of principal,
                         interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption Date in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Notes as of the immediately preceding Business Day.

                         Manner of Payment.  The total amount of
                         any principal, premium, if any, and
                         interest due on Book-Entry Notes on any
                         Interest Payment Date or at Maturity
                         shall be paid by the Company to the
                         Trustee in funds available for use by
                         the Trustee as of 9:30 a.m., New York
                         City time, on such date.  The Company
                         will make such payment on such Book-
                         Entry Notes by instructing the Trustee
                         to withdraw funds from an account
                         maintained by the Company at the
                         Trustee.  The Company will confirm such
                         instructions in writing to the Trustee.
                         Prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

                         Withholding Taxes.  The amount of any
                         taxes required under applicable law to
                         be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement Procedures:   Settlement Procedures with regard to
                         each Note in book-entry form sold by
                         each Agent, as agent of the Company,
                         will be as follows:

                              A.   The Presenting Agent will
advise
                              the Company by telephone of the
                              following Settlement Information:

                                   1.   Taxpayer identification
                                        number of the purchaser.

                                   2.   Principal amount of the
                                        Note.

                                   3.   Fixed Rate Notes:

                                      a)   interest rate; and
                                      b)   redemption or optional
                                           repayment dates, if any

                                      Floating Rate Notes:

                                      a)   designation (which may
                                           be "Regular
                                           Floating Rate Note,"
                                           Floating Rate/Fixed
                                           Rate Note" or "Inverse
                                           Floating Rate
                                           Note;"
                                      b)   interest rate basis or
                                           bases;
                                      c)   initial interest rate;
                                      d)   spread or spread
                                           multiplier, if
                                           any;
                                      e)   interest rate reset
dates;
                                      f)   interest rate reset
                                           period;
                                      g)   interest payment dates;
                                      h)   interest rate payment
                                           period
                                      i)   index maturity;
                                      j)   calculation agent;
                                      k)   interest payment dates;
if
                                           any
                                      l)   minimum interest rate,
if
                                           any
                                      m)   calculation date;
                                      n)   interest determination
                                           dates;
                                      o)   redemption or optional
                                           repayment
                                           dates, if any; and
                                      p)   fixed rate (for
Floating
                                           Rate/Fixed
                                           Rate Notes and Inverse
                                           Floating Rate
                                           Notes) and fixed rate
                                           commencement date
                                           (for Floating
Rate/Fixed
                                           Rate Notes).

                                   4.   Price to public of the
                                        Note.

                                   5.   Trade date.

                                   6.   Settlement Date (Original
                                        Issue Date).

                                   7.   Stated Maturity.

                                   8.   Overdue rate (if any).

                                   9.   Extension periods, if any,
                                        and final maturity date.

                                   10.  Optional reset dates, if
                                        any.

                                   11.  Net proceeds to the
                                        Company.

                                   12.  Agent's commission.

                              B.   The Company will assign a CUSIP
                                   number to the Book-Entry Note
                                   representing such Note and then
                                   advise the Trustee by
electronic
                                   transmission of the above
settlement
                                   information received from the
Presenting
                                   Agent, such CUSIP number and
the name
                                   of the Agent.

                              C.   The Trustee will communicate to
                                   DTC and the Agent through DTC's
                                   Participant Terminal System, a
pending
                                   deposit message specifying the
                                   following settlement
information:

                                   1.   The information set forth
                                        in Settlement Procedure A.

                                   2.   Identification numbers of
                                        the participant accounts
maintained
                                        by DTC on behalf of the
Trustee and
                                        the Agent.

                                   3.   Identification as a Fixed
                                        Rate Book-Entry Note or
Floating
                                        Rate Book-Entry Note.

                                   4.   Initial Interest Payment
Date
                                        for such Note, number of
days by
                                        which such date succeeds
the related
                                        record date for DTC
purposes (or, in
                                        the case of Floating Rate
Notes which
                                        reset daily or weekly, the
date five
                                        calendar days preceding
the Interest
                                        Payment Date) and, if then
calculable,
                                        the amount of interest
payable on
                                        such Interest Payment Date
                                        (which amount shall have
been
                                        confirmed by the Trustee).

                                   5.   CUSIP number of the Book-
                                        Entry Note
                                        representing such Note.

                                   6.   Whether such Book-Entry
                                        Note represents any other
Notes
                                        issued or to be issued in
                                        book-entry form.

                                   7.   The Trustee will advise
                                        the Presenting Agent by
telephone
                                        of the CUSIP number as
soon as
                                        possible.

                              D.   The Company will complete and
                                   deliver to the Trustee a Book-
Entry
                                   Note representing such Note in
a form
                                   that has been approved by the
Company,
                                   the Agents and the Trustee.

                              E.   The Trustee will authenticate
                                   the Book-Entry Note
representing such
                                   Note.

                              F.   DTC will credit such Note to
                                   the participant account of the
Trustee
                                   maintained by DTC.

                              G.   The Trustee will enter an SDFS
                                   deliver order through DTC's
                                   Participant Terminal System
instructing
                                   DTC (i) to debit such Note to
the Trustee's
                                   participant account and credit
such
                                   Note to the participant account
of the
                                   Presenting Agent maintained by
DTC
                                   and (ii) to debit the
settlement account
                                   of the Presenting Agent and
credit the
                                   settlement account of the
Trustee
                                   maintained by DTC, in an amount
                                   equal to the price of such Note
less such
                                   Agent's commission.  Any entry
of such a
                                   deliver order shall be deemed
to constitute
                                   a representation and warranty
by the
                                   Trustee to DTC that (i) the
Book-
                                   Entry Note representing such
Note has been
                                   issued and authenticated and
(ii)
                                   the Trustee is holding such
Book-Entry
                                   Note pursuant to the Medium
Term Note
                                   Certificate Agreement between
the
                                   Trustee and DTC.

                              H.   The Presenting Agent will enter
                                   an SDFS deliver order through
DTC's
                                   Participant Terminal System
                                   instructing DTC (i) to debit
such Note
                                   to the Presenting Agent's
participant
                                   account and credit such Note to
the
                                   participant account of the
Participants
                                   maintained by DTC and (ii) to
debit the
                                   settlement accounts of such
Participants and
                                   credit the settlement account
of the
                                   Presenting Agent maintained by
DTC, in an
                                   amount equal to the initial
public offering
                                   price of such Note.

                              I.   Transfers of funds in
                                   accordance with SDFS deliver
orders
                                   described in Settlement
Procedures G
                                   and H will be settled in
accordance with
                                   SDFS operating procedures in
effect on
                                   the Settlement Date.

                              J.   The Trustee will credit to an
                                   account of the Company
maintained at
                                   the Trustee funds available for
                                   immediate use in the amount
transferred
                                   to the Trustee in accordance
with
                                   Settlement Procedure G.

                              K.   The Trustee will send a copy of
                                   the Book-Entry Note by first
class mail
                                   to the Company together with a
                                   statement setting forth the
principal
                                   amount of Notes Outstanding as
of the
                                   related Settlement Date after
giving
                                   effect to such transaction and
all other
                                   offers to purchase Notes of
which the
                                   Company has advised the Trustee
but
                                   which have not yet been
settled.

                              L.   The Agent will confirm the
                                   purchase of such Note to the
purchaser
                                   either by transmitting to the
Participant
                                   with respect to such Note a
confirmation
                                   order through DTC's Participant
                                   Terminal System or by mailing a
written
                                   confirmation to such purchaser.

Settlement Procedures    For orders of Notes accepted by the
Timetable:               Company, Settlement Procedures "A"
                         through "L" set forth above shall be
                         completed as soon as possible but not
                         later than the respective times (New
                         York City time) set forth below:

                         Settlement
                         Procedure                Time

                          A-B          11:00 a.m. on the trade
date
                            C          2:00 p.m. on the trade date
                            D          3:00 p.m. on the Business
                                        Day before Settlement Date
                            E          9:00 a.m. on Settlement
Date
                            F          10:00 a.m. on Settlement
Date
                          G-H          No later than 2:00 p.m.
                                        on Settlement Date
                            I          4:45 p.m. on Settlement
Date
                          J-L          5:00 p.m. on Settlement
Date

                         If a sale is to be settled more than one
                         Business Day after the sale date,
                         Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                         If settlement of a Note issued in book-
                         entry form is rescheduled or cancelled,
                         the Trustee will deliver to DTC, through DTC's Participant Terminal system, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:       If the Trustee fails to enter an SDFS
                         deliver order with respect to a Book-
                         Entry Note issued in book-entry form
                         pursuant to Settlement Procedure G, the
                         Trustee may deliver to DTC, through
                         DTC's Participant Terminal System, as
                         soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note
                         "cancelled," make appropriate entries in its records and send such cancelled Book-
                         Entry Note to the Company.  The CUSIP
                         number assigned to such Book-Entry Note
                         shall, in accordance with CUSIP Service
                         Bureau procedures, can be cancelled and
                         not immediately reassigned.  If
                         withdrawal messages are processed with
                         respect to a portion of the Notes
                         represented by a Book-Entry Note, the
                         Trustee will exchange such Book-Entry
                         Note for two Book-Entry Notes, one of
                         which shall represent the Book-Entry
                         Notes for which withdrawal messages are
                         processed and shall be cancelled
                         immediately after issuance, and the
                         other of which shall represent the other
                         Notes previously represented by the
                         surrendered Book-Entry Note and shall
                         bear the CUSIP number of the surrendered
                         Book-Entry Note.

                         If the purchase price for any Book-Entry
                         Note is not timely paid to the
                         Participants with respect to such Note
                         by the beneficial purchaser thereof (or
                         a person, including an indirect
                         participant in DTC, acting on behalf of
                         such purchaser), such Participants and,
                         in turn, the related Agent may enter
                         SDFS deliver orders through DTC's
                         Participant Terminal System reversing
                         the orders entered pursuant to
                         Settlement Procedures G and H,
                         respectively.  Thereafter, the Trustee
                         will deliver the withdrawal message and
                         take the related actions described in
                         the preceding paragraph.  If such
                         failure shall have occurred for any
                         reason other than default by the
                         applicable Agent to perform its
                         obligations hereunder or under the
                         Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                         Notwithstanding the foregoing, upon any
                         failure to settle with respect to a Book-
                         Entry Note, DTC may take any actions in
                         accordance with its SDFS operating
                         procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Security also representing other Notes, the Trustee will provide, accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

               PART III: PROCEDURES FOR NOTES ISSUED IN
                         CERTIFICATED FORM


Denominations:           The Notes will be issued in
                         denominations of U.S. $1,000 and
                         integral multiples of U.S. $1,000 in
                         excess thereof.

Interest:                Each Note will bear interest in
                         accordance with its terms.  Interest
                         will begin to accrue on the Original
                         Issue Date of a Note for the first
                         interest period and on the most recent
                         interest payment date to which interest
                         has been paid for all subsequent
                         interest periods.  Each payment of
                         interest shall include interest accrued
                         to, but excluding, the date of such
                         payment.  Unless otherwise specified in
                         the applicable Pricing Supplement,
                         interest payments in respect of Fixed
                         Rate Notes will be made semi-annually on April 15 and October 15 of each year and at Maturity. However, the first payment of interest on any Note issued between a Record Date and an Interest Payment Date will be made on the Interest Payment
                         Date following the next succeeding
                         Record Date. Unless otherwise specified in the applicable Pricing Supplement, the Record Date for any payment of interest shall be the close of business
                         15 calendar days prior to the applicable
                         Interest Payment Date.  Interest at
                         Maturity will be payable to the person
                         to whom the principal is payable.

                         Notwithstanding the above, in the case
                         of Floating Rate Notes which reset daily or weekly, interest payments shall include accrued interest from, and including, the date of issue or from, but excluding, the last date in respect of which interest has been accrued and paid, as the case may be, through, and including, the record date which is 15 calendar days immediately preceding such Interest Payment Date (the "Record Date"), except that at Maturity the interest payable will include interest accrued to, but excluding, the Maturity date. For additional special provisions relating to Floating Rate Notes, see the Prospectus Supplement.

Payments of Principal
and Interest:            Upon presentment and delivery of the
                         Note, the Trustee will pay the principal amount of each Note at Maturity and the final installment of interest in immediately available funds. All interest payments on a Note, other than interest due at Maturity, will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided in the Note.
                         However, holders of ten million dollars
                         or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than at Maturity, by wire transfer in immediately available funds to a designated account maintained in the United States upon receipt by the Trustee of written instructions from such a holder not later than the regular
                         Record Date for the related Interest
                         Payment Date.  Any payment of principal
                         or interest required to be made on an
                         Interest Payment Date or at Maturity of
                         a Note which is not a Business Day need
                         not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment
                         Date or Maturity.

                         The Trustee will provide monthly to the
                         Company a list of the principal and
                         interest to be paid on Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                         Notes presented to the Trustee at
                         Maturity for payment will be cancelled
                         by the Trustee.  All cancelled Notes
                         held by the Trustee shall be destroyed,
                         and the Trustee shall furnish to the
                         Company a certificate with respect to
                         such destruction.

Settlement Procedures:   Settlement Procedures with regard to
                         each Note purchased through any Agent,
                         as agent, shall be as follows:

                              A.   The Presenting Agent will
                                   advise the Company by telephone
of the
                                   following Settlement
information
                                   with regard to each Note:

                                   1.   Exact name in which the
                                        Note is to be registered
(the
                                        "Registered Owner").

                                   2.   Exact address or addresses
                                        of the Registered Owner
for delivery,
                                        notices and payments of
principal and
                                        interest.

                                   3.   Taxpayer identification
                                        number of the Registered
Owner.

                                   4.   Principal amount of the
                                        Note.

                                   5.   Denomination of the Note

                                   6.   Fixed Rate Notes:

                                     a)   interest rate; and
                                     b)   redemption or optional
                                          repayment dates, if any

                                       Floating Rate Notes:

                                     a)   designation (which may
                                          be "Regular
                                          Floating Rate Note,"
                                          "Floating Rate/Fixed
Note"
                                          or "Inverse Floating
                                          Rate Note;"
                                     b)   interest rate basis or
                                          bases;
                                     c)   initial interest rate;
                                     d)   spread or spread
                                          multiplier, if
                                          any;
                                     e)   interest rate reset
dates;
                                     f)   interest rate reset
                                          period;
                                     g)   interest payment dates;
                                     h)   interest payment period;
                                     i)   index maturity;
                                     j)   calculation agent;
                                     k)   maximum interest rate,
if
                                          any;
                                     l)   minimum interest rate,
if
                                          any;
                                     m)   calculation date;
                                     n)   interest determination
                                          date;
                                     o)   redemption or optional
                                          repayment dates, if any;
and
                                     p)   fixed rate (for Floating
                                          Rate/Fixed Rate Notes
and
                                          Inverse Floating Rate
                                          Notes) and fixed rate
                                          commencement date
                                          (for Floating Rate/Fixed
Rate
                                          Notes).

                                   7.   Price to public of the
                                        Note.

                                   8.   Settlement date (Original
                                        Issue Date).

                                   9.   Stated Maturity.

                                   10.  Overdue rate (if any).

                                   11.  Extension periods, if any,
                                        and final maturity date.

                                   12.  Optional reset dates, if
                                        any.

                                   13.  Net proceeds to the
                                        Company.

                                   14.  Agent's Commission.

                              B.   The Company shall provide to
                                   the Trustee the above
Settlement
                                   information received from the
Agent
                                   and shall cause the Trustee to
                                   issue, authenticate and deliver
                                   Notes.  The Company also shall
                                   provide to the Trustee and/or
Agent
                                   a copy of the applicable
Pricing
                                   Supplement.

                              C.   The Trustee will complete the
                                   preprinted 4-ply Note packet
                                   containing the following
documents
                                   in forms approved by the
Company, the
                                   Presenting Agent and the
Trustee:

                                   1.   Note with Agent's customer
                                        confirmation.

                                   2.   Stub 1 - for Trustee.

                                   3.   Stub 2 - for Agent.

                                   4.   Stub 3 - for the Company.

                              D.   With respect to each trade, the
                                   Trustee will deliver the Notes
and
                                   Stub 2 thereof to the
Presenting
                                   Agent at the following
applicable
                                   address:

                              If to Merrill Lynch & Co.:

                              Merrill Lynch & Co.
                              Money Markets Clearance
                              Concourse Level, N.S.C.C. Window
                              55 Water Street - South Building
                              New York, New York 10041
                              Attention:  Al Mitchell
                              Telephone:     (212) 855-2403

                              If to Salomon Smith Barney Inc.:

                              Bank of New York
                              Dealer Clearance Department
                              1 Wall Street, 4th Floor
                              New York, New York  10005

                              Attention:  For the Account of
                              Salomon Smith Barney Inc.

                              If to Morgan Stanley & Co.
                              Incorporated:

                              Bank of New York
                              Dealer Clearance Department
                              3rd Floor, Window 3B
                              1 Wall Street
                              New York, New York  10005
                              Attention:  For the Account of
                                     Morgan Stanley & Co.
                                     Incorporated

                              If to Chase Securities Inc.:

                              55 Water Street, Room 226
                              New York, New York 10041
                              Attention:  Window 17 or 18

                              If to Banc of America Securities
                              LLC:

                              c/o The Bank of New York
                              1 Wall Street, 3rd Floor, Window B
                              New York, New York 10286
                              Attention:  Joe Cangelus
                              Account #:  076854/NationsBanc
                              Montgomery Securities LLC


                              If to Goldman, Sachs & Co.:

                              Goldman, Sachs & Co.
                              85 Broad Street, 6th Floor
                              New York, New York  10004
                              Attention:  Medium Term Note Desk

                              If to Lehman Brothers Inc.:

                              Chase Manhattan Bank
                              Ground Floor, Receive Window
                              4 New York Plaza
                              FAO Lehman Brothers
                              New York, New York
                              Attention:  Verna Covington
                              Telephone:     (212) 623-5953

                         The Trustee will keep Stub 1.  The
                         Presenting Agent will acknowledge
                         receipt of the Note through a broker's
                         receipt and will keep Stub 2.  Delivery
                         of the Note will be made only against
                         such acknowledgement of receipt.  Upon
                         determination that the Note has been
                         authorized, delivered and completed as
                         aforementioned, the Presenting Agent
                         will wire the net proceeds of the Note
                         after deduction of its applicable
                         commission to the Company pursuant to
                         standard wire instructions given by the
                         Company.

                         E.   The Presenting Agent will
                              deliver the Note (with
confirmations),
                              as well as a copy of the Prospectus
                              and any applicable Prospectus
                              Supplement or Supplements received
                              from the Trustee to
                              the purchaser against payment in
                              immediately available funds.

                         F.   The Trustee will send Stub 3 to the
                              Company.

Settlement Procedures    For offers accepted by the Company,
Timetable:               Settlement Procedures "A" through "F"
                         set forth above shall be completed on or before the respective times set forth below:

                         Settlement
                         Procedure                Time

                            A-B              3:00 PM on Business
                                             Day prior to
settlement
                            C-D              2:15 PM on day of
                                             settlement
                            E                3:00 PM on day of
                                             settlement
                            F                5:00 PM on day of
                                             settlement

Failure to Settle:       In the event that a purchaser of a Note
                         from the Company shall either fail to
                         accept delivery of or make payment for a Note on the date fixed for settlement, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Note to the Trustee.

                         The Trustee, upon receipt of the Note
                         from the Agent, will immediately advise
                         the Company and the Company will
                         promptly arrange to credit the account
                         of the Presenting Agent in an amount of
                         immediately available funds equal to the amount previously paid by such Agent in settlement for the Note. Such credits will be made on the settlement date if possible, and in any event not later than the Business Day following the settlement date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will cancel and destroy the Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.


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